Exhibit 4.7

FORM OF

WARRANT AGREEMENT

between

EXCEL MARITIME CARRIERS LTD.

and

[WARRANT AGENT]

____________________

Dated as of

____________________

Warrants to Purchase Shares of Common Stock

WARRANT AGREEMENT

THIS WARRANT AGREEMENT, dated as of             , is entered into between EXCEL MARITIME CARRIERS LTD., a Liberian corporation (the "Company"), and               , agree as follows:, as warrant agent (the "Warrant Agent").

RECITALS

A.           The Company proposes to issue Warrants, as hereinafter described (the "Warrants"), each to purchase at the Warrant Price (as defined below) one share of Class A Common Stock, par value $            per share, of the Company.

B.           The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act on behalf of the Company, in connection with the issuance of the Warrant Certificates (as defined below) and the other matters provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

"Additional Common Stock" shall mean all Common Stock issued or issuable by the Company after the date of this Agreement, other than the Warrant Shares.

"Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control of such Person.  For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.  Notwithstanding the foregoing, "Affiliate" shall not include any wholly-owned Subsidiary of the Company.

"Agreement" shall mean this Warrant Agreement, as the same may be amended, modified or supplemented from time to time.

"Approval Date" shall mean the date on which the sale of the number of firm shares stated in the final prospectus related to a Qualified IPO is consummated.

"Beneficial Owner" shall have the meaning given to such term in Section 2.5(b) hereof.

"Book-Entry Warrant Certificate" shall have the meaning given to such term in Section 2.1 hereof.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which the New York Stock Exchange in New York, New York is not open.

"Capital Stock" of any Person shall mean any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

 "Class A Common Stock" shall mean the Class A Common Stock, $         par value per share, of the Company.

"Class B Common Stock" shall mean the Class B Common Stock, $         par value per share, of the Company.

"Common Stock" shall mean (i) the Class A Common Stock, par value U.S. $        per share, of the Company, as constituted on the original issuance of the Warrants, (ii) any Capital Stock into which such Common Stock may thereafter be changed and (iii) any share of the Company of any other class issued to holders of such Common Stock upon any reclassification thereof.

"Company" shall mean the company identified in the preamble hereof and its successors and assigns.

"Company Order" shall mean a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any Vice President, its Chief Financial Officer and by its Treasurer, any Assistant Treasurer its Secretary or any Assistant Secretary, and delivered to the Warrant Agent.

"Consummation of an Exchange Offer" shall mean the consummation of an offer by the Company to exchange and issue a number of registered Units, registered shares of Class A Common Stock, registered Warrants and, if permitted, registered Warrant Shares (registered pursuant to an effective registration statement filed with the SEC under the Securities Act) equal to number of securities tendered in connection with such exchange and issuance.

"Corporate Agency Office" shall mean an office maintained by the Warrant Agent in the United States of America, where Warrant Certificates may be surrendered for registration of transfer or exchange and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is                                  , on the date hereof.  The Warrant Agent will give prompt written notice to the Company of any change in the location of such office.

"Countersigning Agent" shall mean any Person authorized by the Warrant Agent to act on behalf of the Warrant Agent to countersign Warrant Certificates.

"Current Market Price" of the shares of Common Stock or other capital stock or similar equity interests on any date shall mean (i) on the Approval Date, the public offering price in a Qualifying IPO or (ii) on any date after the Approval Date the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange or inter-dealer quotation system, including the OTC Bulletin Board, on which shares of Common Stock or such other capital stock or similar equity interests are traded.  In the absence of such a quotation, the Board of Directors of the Company shall be entitled to determine in good faith the Current Market Price on such basis as it considers appropriate.  The Current Market Price shall be determined without reference to extended or after hours trading.

"Depository" shall have the meaning given to such term in Section 2.3 hereof.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Expiration Date" shall mean                 , or such earlier date as determined in accordance with Article 5.

"Holder" or "Warrantholder" shall mean have the meaning given in Section 2.5(a) hereof.

"Initial Purchaser Registration Rights Agreement" shall mean the Initial Purchaser Registration Rights Agreement, dated as of       , among the Company and                (collectively, the "Initial Purchasers"), as such agreement may be amended, modified or supplemented from time to time.

"Initial Purchasers' Option" shall have the meaning set forth in Section 6.2 hereof.

"IPO Price" shall have the meaning set forth in Section 6.1(f) hereof.

"Non-Surviving Combination" shall mean any merger, consolidation or other business combination by the Company with one or more other entities in a transaction in which the Company is not the surviving entity.

"Participant" shall have the meaning given to such term in Section 2.3 hereof.

"Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Purchase Agreement" shall mean the Purchase Agreement, dated                , between the Company and the Initial Purchasers.

"Qualified Institutional Buyer" shall have the meaning given such term in Rule 144A under the Securities Act.

"Qualified IPO" shall mean any public offering of the Company's Class A Common Stock that raises at least $                  in gross proceeds for the Company.

"Recipient" shall have the meaning given such term in Section 3.2(e).

"Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated           , by and among the Company,                 and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time.

"Regulation S" shall mean Regulation S under the Securities Act.

"Regulation S Securities" shall mean Warrants offered and sold in reliance on Regulation S under the Securities Act.

"Restricted Period" shall mean the "one-year distribution compliance period" (within the meaning of Rule 903(b)(2) of Regulation S) following the date of this Agreement.

"Restricted Warrants" shall have the meaning given such term in Section 2.2(b).

"Restricted Warrant Legend" shall mean the legend so designated on the Warrant Certificate attached hereto as Exhibit A.

"Rule 144" shall mean Rule 144 promulgated under the Securities Act.

"Rule 144A Securities" shall mean shall mean Warrants offered and sold in reliance on Rule 144A under the Securities Act.

"SEC" shall mean the U.S. Securities and Exchange Commission or any successor agency thereto.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Separation Date" shall have the meaning given to such term in Section 2.1.

"Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

"Unit" shall mean units, consisting of one share of Class A Common Stock and one-fifth of one Warrant, issued by the Company.

"Warrant Agent" shall mean the warrant agent named in the preamble hereof or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

"Warrant Certificates" shall mean those certain warrant certificates evidencing the Warrants, substantially in the form of Exhibit A attached hereto.

"Warrant Price" shall mean the exercise price per Warrant Share, initially set at $       , subject to adjustment as provided in Section 6.1.

"Warrant Register" shall have the meaning given such term in Section 2.3(f).

"Warrant Shares" shall mean the Common Stock issuable upon exercise of the Warrants, the number of which is subject to adjustment from time to time in accordance with Article 6.

"Warrants" shall mean those warrants issued hereunder to purchase initially up to an aggregate of               Warrant Shares at the Warrant Price, subject to adjustment pursuant to Article 6.

ARTICLE 2

WARRANT CERTIFICATES

Section 2.1           Issuance of Warrants.  Each Warrant shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Class A Common Stock at the Exercise Price, subject to adjustment as provided in Article 6.  One-fifth of one Warrant shall be issued together with one share of Common Stock as part of a single Unit, and shall not be separately transferable before the Consummation of an Exchange Offer or, if no Exchange Offer is conducted, the date on which a registration statement covering the resale of Units, and the Class A Common Stock and Warrants forming components of the Units, and the Warrant Shares, by the Holders thereof is declared effective by the SEC, unless             determines that an earlier date is acceptable (such date of transferability, the "Separation Date"). All of the Warrants shall initially be represented by one or more Book-Entry certificates (each, a "Book-Entry Warrant Certificate"). Each Warrant Certificate included in such Unit shall evidence one-fifth of one Warrant.

Section 2.2             Form, Execution and Delivery of Warrant Certificate.

(a)           One or more Warrant Certificates evidencing Warrants to purchase not more than             shares of Class A Common Stock (except as provided in Article 6) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time to time thereafter.

(b)           Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement (but which do not affect the rights, duties or responsibilities of the Warrant Agent).  Each Warrant Certificate will bear the Restricted Warrant Legend unless removed in accordance with Section 2.5(e) (the Warrants represented by such Warrant Certificate(s), "Restricted Warrants") Each Book-Entry Warrant Certificate shall bear such legend or legends as may be required by the Depository (as defined below) in order for it to accept the Warrants for its book-entry settlement system. Each Warrant Certificate shall be printed, lithographed, typewritten, mimeographed or engraved or otherwise reproduced in any other manner as may be approved by the officers executing the same (such execution to be conclusive evidence of such approval) and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (such execution to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any regulation of any stock exchange or electronic market on which the Units, Class A Common Stock or Warrants may be listed, or to conform to usage. Each Warrant Certificate shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or any Vice President. The signature of any such officer on any Warrant Certificate may be manual or facsimile. Each Warrant Certificate, when so signed on behalf of the Company, shall be delivered to the Warrant Agent together with an order for the countersignature and delivery of such Warrants.

(c)           The Warrant Agent shall, upon receipt of any Warrant Certificate duly executed on behalf of the Company, countersign such Warrant Certificate and deliver such Warrant Certificate to or upon the order of the Company. Each Warrant Certificate shall be dated the date of its countersignature.

(d)           No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby may be exercised, unless such Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate has been duly issued under the terms of this Agreement.

(e)           If any officer of the Company who has signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company as specified in this Section 2.2, regardless of whether at the date of the execution of this Agreement any such person was such officer.

(f)           The Holders (as defined below) shall, except as stated below with respect to Warrants evidenced by a Book-Entry Warrant Certificate, be entitled to receive Warrants in physical, certificated form.

(g)           A Book-Entry Warrant Certificate may be exchanged for a new Book-Entry Warrant Certificate, or one or more new Book-Entry Warrant Certificates may be issued, to reflect the issuance by the Company of additional Warrants. To effect such an exchange, the Company shall deliver to the Warrant Agent one or more new Book-Entry Warrant Certificates duly executed on behalf of the Company as provided in this Section 2.2. The Warrant Agent shall countersign each new Book Entry Warrant Certificate as provided in this Section 2.2 and shall deliver each new Book-Entry Warrant Certificate to the Depository. The Warrant Agent shall cancel each Book-Entry Warrant Certificate delivered to it by the Depository in exchange for each new Book-Entry Warrant Certificate it delivers to the Depository.

Section 2.3            Transfer of Warrants.

(a)           All of the Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with The Depository Trust Company (the "Depository") and registered in the name of          , a nominee of the Depository and, subject to Section 2.5(e) hereof, shall bear the Restricted Warrant Legend. Except as provided for in Section 2.3(b) hereof, no person acquiring Warrants with book-entry settlement through the Depository shall receive or be entitled to receive physical delivery of definitive Warrant Certificates evidencing such Warrants. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Book-Entry Warrant Certificate, or (ii) institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a "Participant").

(b)           If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent in writing regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent in writing to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants. Such definitive Warrant Certificates shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as provided above.

(c)           Prior to the Separation Date, Warrants may be transferred or exchanged only together with the Units in which such Warrants are included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Units. Furthermore, prior to the Separation Date, each transfer of Units on the register relating to such Units shall operate also to transfer the Warrants included in such Units. From and after the Separation Date, this Section 2.3(c) shall be of no further force and effect.

(d)           A Warrant Certificate may be transferred at the option of the Holder thereof upon surrender of such Warrant Certificate at the stock transfer division of the Warrant Agent, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent; provided, however, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 2.2, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

(e)           After the Separation Date, upon surrender at the stock transfer division of the Warrant Agent, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for such exchange, all in form satisfactory to the Company and the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates in any other authorized denominations; provided, that such new Warrant Certificate(s) evidence the same aggregate number of Warrants as the Warrant Certificate(s) so surrendered. Upon any such surrender for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 2.2, in the name of the Holder of such Warrant Certificates, the new Warrant Certificates.

(f)           The Warrant Agent shall keep or cause to be kept, at its stock transfer division, books in which it shall register Warrant Certificates in accordance with Section 2.2 and transfers, exchanges, exercises and cancellations of outstanding Warrant Certificates (the "Warrant Register").  Whenever any Warrant Certificates are surrendered for transfer or exchange in accordance with this Section 2.3, an authorized officer of the Warrant Agent shall countersign and deliver the Warrant Certificates that the Holder making the transfer or exchange is entitled to receive.  Until a Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants represented thereby for all purposes, notwithstanding any notice to the contrary.  Neither the Company nor the Warrant Agent will be liable or responsible for any registration or transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

(g)           No service charge shall be made for any transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such transfer or exchange.  The Warrant Agent shall promptly forward any such sum collected by it to the Company or to such persons as the Company shall specify by written notice.  The Warrant Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or governmental charges have been paid

Section 2.4            Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for the purpose of transfer, exchange or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent for cancellation or in cancelled form, or, if surrendered to the Warrant Agent, will be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof.  Any Warrant Certificate surrendered to the Company for transfer, exchange or exercise of the Warrants evidenced thereby shall be promptly delivered to the Warrant Agent and such transfer, exchange or exercise shall not be effective until such Warrant Certificate has been received by the Warrant Agent.  The Company will deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent will so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Warrant Agent will destroy the cancelled and retired Warrant Certificates and notify the Company of the destruction of such Warrant Certificates.

Section 2.5             Treatment of Holders and Beneficial Owners of Warrant Certificates.

(a)           The term "Holder", as used herein, shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the Warrant Register or, prior to the Separation Date, the person in whose name the Unit in which such Warrant Certificate was initially included is registered upon the Warrant Register relating to such Units.

(b)           The term "Beneficial Owner" as used herein shall mean any person in whose name ownership of beneficial interests in Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee, or by a Participant or, prior to the Separation Date, the person in whose name the Unit in which such Warrant Certificate was initially attached is registered upon the Warrant Register relating to such Units.

(c)           Every Holder and every Beneficial Owner consents and agrees with the Company, the Warrant Agent and with every subsequent Holder and Beneficial Owner that until the Warrant Certificate is transferred on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered Holder of such Warrant Certificate as the absolute owner of the Warrants evidenced thereby for any purpose and as the person entitled to exercise the rights attaching to the Warrants evidenced thereby, any notice to the contrary notwithstanding.

(d)           If a Holder of a Restricted Warrant wishes at any time to transfer such Restricted Warrant to a Person who wishes to take delivery thereof in the form of a Restricted Warrant, such holder may, subject to the restrictions on transfer set forth herein and in such Restricted Warrant, cause the exchange of such Restricted Warrants for one or more Restricted Warrants of any authorized denomination or denominations and exercisable for the same aggregate number of Warrant Shares.  Upon receipt by the Warrant Agent at its Corporate Agency Office of (1) such Restricted Warrant, duly endorsed as provided herein, (2) instructions from such holder directing the Warrant Agent to authenticate and deliver one or more Restricted Warrants exercisable for the same aggregate number of Warrant Shares as the Restricted Warrant to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Warrants to be so issued and appropriate delivery instructions, (3) a certificate in the appropriate form of Exhibit B attached hereto given by the Person acquiring the Restricted Warrants, to the effect set forth therein, and (4) an opinion of counsel to the transferor of such Restricted Warrant substantially to the effect set forth in Exhibit C hereto, to the effect set forth therein, then the Warrant Agent shall (i) in the case of definitive Warrant Certificates cancel or cause to be cancelled such Restricted Warrant and, concurrently therewith, the Company shall execute, and the Warrant Agent shall authenticate and deliver, one or more Restricted Warrants to the effect set forth therein, in accordance with the instructions referred to above or (ii) in the case of Book-Entry Warrant Certificates, instruct the Depository to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Warrant Agent, shall instruct the Depository, to, concurrently with such reduction, increase or reflect on its records an increase of the principal amount of such Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Holder specified in such instructions (who shall be the agent member of Euroclear or Clearstream Banking, or both, as the case may be) a beneficial interest in such Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.

(e)           If Warrants are issued upon the transfer, exchange or replacement of Warrants bearing the Restricted Warrant Legend, or if a request is made to remove such Restricted Warrant Legend, the Warrants so issued shall bear the Restricted Warrant Legend; or the Restricted Warrant Legend shall not be removed, as the case may be, unless (i) there is delivered to the Company satisfactory evidence, which may include an opinion of counsel as may be reasonably required by the Company to the effect that neither the Restricted Warrant Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or, with respect to Restricted Warrants, that such Warrants are not "restricted" within the meaning of Rule 144 under the Securities Act or (ii) there is an Effective Registration with respect to the Warrants then in effect or the Warrants as to which the Restricted Warrant Legend is sought to be removed have been disposed of in accordance with the Warrants Shelf Registration.  Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Warrant Agent of an the Consummation of an Exchange Offer or an Effective Registration with respect to the Warrants, the Warrant Agent, at the direction of the Company, shall authenticate and deliver Warrant Certificates that do not bear the Restricted Warrant Legend with respect to the Warrants issued upon Consummation of the Exchange Offer or included in the shelf registration statement covering the Warrants.

(f)           In the event of the Consummation of an Exchange Offer or the effective date of a shelf registration statement covering the Warrants and the Warrant Shares, the Company shall notify the Warrant Agent within two Business Days after the Consummation of an Exchange Offer or the effective date of such a shelf registration statement, respectively.  Promptly after delivering to the Warrant Agent notice of the Consummation of an Exchange Offer or an Effective Registration, the Company shall cause to be delivered to the Warrant Agent certificates for Warrants without legends and the Warrant Agent shall authenticate and deliver Book-Entry Warrant Certificates to the Depository and registered in the name of          , a nominee of the Depository, without the Restricted Warrant Legend and if Holders are entitled to receive definitive Warrant Certificates in accordance with Section 2.2(f) and Section 2.3(b) hereof, certificated Warrants without legends to Holders presenting their certificated Warrants for exchange to transferees of Warrants tendered in the exchange offer or covered by the shelf registration covering the Warrants in the names and denominations specified by them.

ARTICLE 3

EXERCISE AND EXPIRATION OF WARRANTS

Section 3.1            Right to Acquire Warrant Shares Upon Exercise.  Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one Warrant Share at the Warrant Price, subject to adjustment as provided in this Agreement.  The Warrant Price shall be adjusted from time to time as required by Section 6.1.

Section 3.2            Exercise and Expiration of Warrants.  (a)  Exercise of Warrants.  Subject to the terms and conditions set forth herein, including, without limitation, the exercise procedure described in Section 3.2(c), a Holder of a Warrant Certificate may exercise all or any whole number of the Warrants evidenced thereby, on any Business Day from and after the Approval Date until 5:00 p.m., New York City time, on the Expiration Date (subject to earlier expiration pursuant to Article 5) for the Warrant Shares purchasable thereunder.

(b)           Expiration of Warrants.  The Warrants shall terminate and become void as of 5:00 p.m., New York time on the Expiration Date, subject to earlier expiration in accordance with Article 5.  In the event that the Warrants are to expire by reason of Article 5, the term "Expiration Date" shall mean such earlier date for all purposes of this Agreement.

(c)           Method of Exercise.  All or any of the Warrants are exercisable by the Holder in a "cash"  exercise by delivering to the Warrant Agent at the Corporate Agency Office (i) a written notice of such Holder's election to exercise Warrants, duly executed by such Holder in the form set forth on the reverse of, or attached to, such Warrant Certificate, which notice shall specify the number of Warrant Shares to be delivered to such Holder and the amount of cash that is being delivered to the Company in respect of the Warrant Price for such exercise, and (ii) the Warrant Certificate evidencing such Warrants or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the "Book-Entry Warrants") free on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time.

(d)           Partial Exercise.  If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company.  The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of Article 9, as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered.  The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

(e)           Issuance of Warrant Shares.  Upon surrender of a Warrant Certificate evidencing Warrants in conformity with the foregoing provisions and payment of the Warrant Price in respect of the exercise of one or more Warrants evidenced thereby, the Warrant Agent shall, when such payment is received, deliver to the Company the notice of exercise received pursuant to Section 3.2(c).  The Company shall thereupon, as promptly as practicable, and in any event within three Business Days after receipt by the Company of such notice of exercise, in execute or cause to be executed and deliver or cause to be delivered to the Recipient (as defined below) a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise (based upon the aggregate number of Warrants so exercised), determined in accordance with Section 3.5 together with an amount in cash in lieu of any fractional share(s) determined in accordance with Section 6.5.  The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in such notice of exercise and shall be registered or otherwise placed in the name of, and delivered to, the Holder or, such other Person as shall be designated by the Holder in such notice (the Holder or such other Person being referred to herein as the "Recipient").

(f)           Time of Exercise.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date on which all requirements set forth in Section 3.2(c) applicable to such exercise have been satisfied.  Subject to Section 6.1(g)(iv), certificate(s) evidencing any Warrant Shares issued upon the exercise of such Warrant shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such Warrant Shares as of such time.

Section 3.3            Payment of Taxes.  The Company shall pay any and all taxes of any kind (other than income taxes) and other charges that may be payable in respect of the issue or delivery of Warrant Shares on exercise of Warrants pursuant hereto.  The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for Warrant Shares or payment of cash to any Recipient other than the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (b) it has been established to the Company's satisfaction that any such tax or other charge that is or may become due has been paid.

Section 3.4            Surrender of Certificates.  Any Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by such Warrant Agent and shall not be reissued by the Company.  The Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of instruction to the Company, unless the Company shall otherwise direct.

Section 3.5                      Shares Issuable.  The number of Warrant Shares "issuable upon exercise" of Warrants at any time shall be the number of Warrant Shares into which such Warrants are then exercisable.  The number of Warrant Shares "into which each Warrant is exercisable" initially shall be one share, subject to adjustment as provided in Section 6.1.

ARTICLE 4

Section 4.1            Registration Rights.  The Warrantholders and holders of Warrant Shares shall have the registration rights provided for in the Registration Rights Agreement and, in the case of the Initial Purchasers, the Initial Purchaser Registration Rights Agreement.  The Warrant Agent shall keep copies of the Registration Rights Agreement available for inspection by the Holders during normal business hours at its office.  The Company shall supply the Warrant Agent from time to time with such numbers of copies of the Registration Rights Agreement as the Warrant Agent may request.

Section 4.2           No Rights as Holders of Shares Conferred by Warrants or Warrant Certificates.  No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a holder of any Class A Common Stock, including, without limitation, the right to receive dividends, if any, or, subject to Article V, payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

Section 4.3            Holder and Beneficial Owner of Warrant May Enforce Rights.  Notwithstanding any of the provisions of this Agreement, any Holder or any Beneficial Owner of any Warrant, without the consent of the Warrant Agent or, in the case of a Beneficial Owner, the consent of the Holder of any Warrant, may, on such Holder's or Beneficial Owner's own behalf and for his, her or its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise in respect of, such Holder's or Beneficial Owner's right to exercise the Warrants evidenced by any Warrant Certificate in the manner provided in this Agreement and such Warrant Certificate.

ARTICLE 5

DISSOLUTION, LIQUIDATION OR WINDING UP

If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Holders of Warrant Certificates in the manner provided in Article 13 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction.  Such notice shall also specify the date as of which the holders of record of the Common Stock shall be entitled to exchange their shares for monies, securities or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each Holder of Warrant Certificates shall be entitled to receive the monies, securities or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the Warrant Shares into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price) and the rights to exercise the Warrants shall terminate.

In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall deposit with the Warrant Agent any monies, securities or other property which the Holders are entitled to receive under this Agreement, together with a Company Order as to the distribution thereof.  After receipt of such deposit from the Company and after any Holder has surrendered a Warrant Certificate to the Warrant Agent, the Warrant Agent shall make payment in the appropriate amount to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant Certificate.  The Warrant Agent shall not be required to pay interest on any money deposited pursuant to the provisions of this Article 5 except such as it shall agree with the Company to pay thereon.  Any monies, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Article 5 shall be, and are hereby, assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such monies, securities or other property shall have been deposited; provided that monies, securities or other property need not be segregated from other monies, securities or other property held by the Warrant Agent except to the extent required by law.

ARTICLE 6

ADJUSTMENTS

Section 6.1            Adjustments.  The number of Warrant Shares into which each Warrant is exercisable and/or the Warrant Price shall be subject to adjustment from time to time after the date hereof in accordance (and only in accordance) with the provisions of this Article 6:

(a)           Stock Dividends, Subdivisions and Combinations.  In case at any time or from time to time after the date of this Warrant Agreement the Company shall:

(i)           pay to the holders of its Common Stock a dividend payable in, or make any other distribution on any class of its capital stock in, Common Stock (other than a dividend or distribution upon a merger or consolidation or sale to which Section 6.1(i) applies);

(ii)           subdivide its outstanding Common Stock into a larger number of shares of Common Stock (other than a subdivision upon a merger or consolidation or sale to which Section 6.1(i) applies); or

(iii)           combine its outstanding Common Stock into a smaller number of shares of Common Stock (other than a combination upon a merger or consolidation or sale to which Section 6.1(i) applies);

then, (x) in the case of any such dividend or distribution, effective immediately after the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any subdivision or combination, effective immediately after the opening of business on the day after the day upon which such subdivision or combination becomes effective, the number of Warrant Shares into which each Warrant is exercisable shall be adjusted to that number of Warrant Shares determined by (A) in the case of any such dividend or distribution, multiplying the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after the day for determination by a fraction (not to be less than one), (1) the numerator of which shall be equal to the sum of the number of shares of Common Stock outstanding at the close of business on such date for determination and the total number of shares constituting such dividend or distribution and (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding at the close of business on such date for determination, or (B) in the case of any such combination, by proportionately reducing, or, in the case of any such subdivision, by proportionately increasing, the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after the day upon which such subdivision or combination becomes effective.

(b)           Reclassifications.  A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation or sale to which Section 6.1(j) applies) into Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and, if the outstanding number of shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Common Stock for the purposes and within the meaning of Section 6.1(a) (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or combination becomes effective" for the purposes and within the meaning of Section 6.1(a)).

(c)           Distribution of Warrants or Other Rights to Holders of Common Stock.  In case at any time or from time to time after the date of this Warrant Agreement the Company shall make a distribution to all holders of Common Stock of any warrants, options or other rights to subscribe for or purchase any Additional Common Stock or securities convertible into or exchangeable for Additional Common Stock (other than a distribution of such warrants, options or rights upon a merger or consolidation or sale to which Section 6.1(j) applies), whether or not the rights to subscribe or purchase thereunder are immediately exercisable, and the consideration per share for which Additional Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights shall be less than the Current Market Price per share of Common Stock on the date fixed for determination of the holders of Common Stock entitled to receive such distribution, then, for each such case, effective immediately after the opening of business on the day after the date for determination, the number of Warrant Shares into which each Warrant is exercisable shall be adjusted to that number determined by multiplying the number of Warrant Shares into which each Warrant is exercisable at the opening of business on the day after such date for determination by a fraction (not less than one), (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such date for determination plus the maximum number of Additional Common Stock issuable pursuant to all such warrants or other rights and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such date for determination plus the number of shares of Common Stock that the minimum consideration received and receivable by the Company for the issuance of such maximum number of shares of Additional Common Stock pursuant to the terms of such warrants or other rights would purchase at such Current Market Price.

(d)           Sale of Additional Shares of Common Stock.  If at any time after the date hereof and prior to the Consummation of a Qualifying IPO (except as hereinafter provided) issue or sell Additional Common Stock in exchange for consideration in an amount per additional share of Common Stock less than the Warrant Price in effect immediately prior to such issuance or sale of Additional Common Stock, then the Warrant Price as to the Class A Common Stock into which this Warrant is exercisable immediately prior to such adjustment shall be adjusted by multiplying the Warrant Price by a fraction, of which:

(A)           the numerator shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale of Additional Common Stock plus (y) the number of shares of Class A Common Stock which the aggregate amount of consideration, if any, received by the Company for the total number of such Additional Common Stock so issued or sold would purchase at the greater of (i) the Market Price per share of the Class A Common Stock in effect immediately prior to such issuance or sale of Additional Common Stock or (ii) the Warrant Price in effect immediately prior to such issuance or sale of Additional Common Stock, and

(B)           the denominator shall be the number of shares of Common Stock outstanding immediately after such issuance or sale of Additional Common Stock;

provided, however, that such adjustment shall be made only if the Warrant Price determined from such adjustment shall be less than the Warrant Price in effect immediately prior to the issuance of such Additional Common Stock.

The provisions of this Section 6.1(d) shall not apply to any issuance of Additional Common Stock for which an adjustment is provided under Section 6.1(a), (c) or (f).

(e)           (i)           Issuance of Warrants or Other Rights.  If at any time prior to the Consummation of a Qualifying IPO (i) the Company shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell any warrants or other rights to subscribe for or purchase any Additional Common Stock or any securities convertible into Common Stock, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration received for such warrants or other rights or such convertible securities shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the Warrant Price shall be adjusted as provided in Section 6.1(d).  No further adjustments of the Warrant Price shall be made upon the actual issue of such Common Stock or of such convertible securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such convertible securities.

(ii)           Issuance of Convertible Securities.  If at any time prior to the Consummation of a Qualifying IPO the Company shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any securities convertible into Common Stock, whether or not the rights to convert thereunder are immediately exercisable, and the consideration received for such convertible securities shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the Warrant Price shall be adjusted as provided in Section 6.1(d).  No adjustment of the Warrant Price shall be made under this Section 6.1(e)(ii) upon the issuance of any convertible securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 6.1(e)(i).  No further adjustments of the Warrant Price shall be made upon the actual issue of such Common Stock upon conversion of such convertible securities and, if any issue or sale of such convertible securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such convertible securities for which adjustments of the Warrant Price have been or are to be made pursuant to other provisions of this Section 6, no further adjustments of the Warrant Price shall be made by reason of such issue or sale.

The provisions of this Section 6.1(e) shall not apply to any issuance of Additional Common Stock for which an adjustment is provided under Section 6.1(a), (c), (d) or (f).

(f)           Qualifying IPO Adjustment.  If the price per share to the public (the "IPO Price") in a Qualifying IPO is less than the Exercise Price in effect immediately prior to the consummation of the sale of the firm shares in the Qualifying IPO, the Warrant Price shall be adjusted to the IPO Price.

(g)           Superseding Adjustment of Number of Warrant Shares into Which Each Warrant is Exercisable.  In case at any time after any adjustment of the number of Warrant Shares into which each Warrant is exercisable shall have been made pursuant to Section 6.1(c) on the basis of the distribution of warrants or other rights or after any new adjustment of the number of Warrant Shares into which each Warrant is exercisable shall have been made pursuant to this Section 6.1(g), such warrants or rights shall expire, and all or a portion of such warrants or rights shall not have been exercised, then, and in each such case, upon the election of the Company by written notice to the Warrant Agent, such previous adjustment in respect of such warrants or rights which have expired without exercise shall be rescinded and annulled as to any then outstanding Warrants, and the Additional Common Stock that were deemed for purposes of the computations set forth in Section 6.1(c) to have been issued or sold by virtue of such adjustment in respect of such warrants or rights shall no longer be deemed to have been distributed.

(h)           Other Provisions Applicable to Adjustments under this Section.  The following provisions shall be applicable to the making of adjustments of the number of Warrant Shares into which each Warrant is exercisable and to the Warrant Price under this Section 6.1:

(i)           Treasury Stock.  The sale or other disposition (other than any shares specified in the definition of "Additional Common Stock") of any issued Common Stock owned or held by or for the account of the Company shall be deemed an issuance or sale of Additional Common Stock for purposes of this Article 6.  The Company shall not pay any dividend on or make any distribution on Common Stock held in the treasury of the Company.  For the purposes of this Section 6.1, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock.

(ii)           When Adjustments Are to be Made.  The adjustments required by Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(e) and 6.1(f) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Warrant Shares into which each Warrant is exercisable that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Warrant Shares into which each Warrant is exercisable immediately prior to the making of such adjustment by at least 1%.  Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(e) and 6.1(f) and not previously made, would result in such minimum adjustment.

(iii)           Fractional Interests.  In computing adjustments under this Article 6, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

(iv)           Deferral of Issuance upon Exercise.  In any case in which this Article 6 shall require that an adjustment to the Warrant Shares into which each Warrant is exercisable be made effective pursuant to Section 6.1(a)(i) or 6.1(c) prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event the Company may elect to defer until the occurrence of such specified event the issuing to the Holder of the Warrant Certificate evidencing such Warrant (or other Person entitled thereto) of, and may delay registering such Holder or other Person as the recordholder of, the Warrant Shares over and above the Warrant Shares issuable upon such exercise determined in accordance with Section 3.5 on the basis of the Warrant Shares into which each Warrant is exercisable prior to such adjustment determined in accordance with Section 3.5; provided, however, that the Company shall deliver to such Holder or other person a due bill or other appropriate instrument evidencing the right of such Holder or other Person to receive, and to become the record holder of, such Additional Common Stock, upon the occurrence of the event requiring such adjustment.

(i)           Warrant Price Adjustment.  Whenever the number of Warrant Shares into which a Warrant is exercisable is adjusted as provided in this Section 6.1 (other than pursuant to Section 6.1(d) or 6.1(e)), the Warrant Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares into which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares into which such Warrant was exercisable immediately thereafter.

(j)           Merger, Consolidation or Combination.  In the event the Company merges, consolidates or otherwise combines with or into any Person, then, as a condition of such merger, consolidation or combination, lawful and adequate provisions shall be made whereby Warrantholders shall, in addition to their other rights hereunder, thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement upon exercise of the Warrants and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Stock equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made with respect to the rights and interests of the Warrantholders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the number of Warrant Shares) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

(k)           Compliance with Governmental Requirements.  Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of any of the Warrant Shares into which the Warrants are exercisable, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at such adjusted Warrant Price.

(l)           Optional Tax Adjustment.  The Company may at its option, at any time during the term of the Warrants, increase the number of Warrant Shares into which each Warrant is exercisable, or decrease the Warrant Price, in addition to those changes required by Section 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(e), 6.1(f) or 6.1(h), as deemed advisable by the Board of Directors of the Company, in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the Recipients.

(m)           Warrants Deemed Exercisable.  For purposes solely of this Article 6, the number of Warrant Shares which the holder of any Warrant would have been entitled to receive had such Warrant been exercised in full at any time or into which any Warrant was exercisable at any time shall be determined assuming such Warrant was exercisable in full at such time, although such Warrant may not be exercisable in full at such time pursuant to Section 3.2(a).

(n)           In the event of any transaction not covered by a specific formula or any provision herein, the Company and the Board of Directors shall take such actions as are necessary and equitable to adjust the number of Warrant Shares into which a Warrant is exercisable and/or the Warrant Price or to permit the holders of the Warrants to participate in the transaction on a basis that the Board of Directors determines, in good faith, to be fair and appropriate in light of the basis on which the holders of Common Stock are permitted to participate.

Section 6.2            Exception to Adjustment of Exercise Price.  Anything herein to the contrary notwithstanding, the Company shall not make adjustments to the Exercise Price or the number of Warrant Shares for which the Warrants are exercisable:  (i) issuance of any Units upon any exercise of the Initial Purchasers' option (the "Initial Purchasers' Option") to purchase              pursuant to Section 1(a) of the Purchase Agreement, (ii) issuance of any Class B Common Stock as a result of the exercise of the Initial Purchasers' Option, (iii) issuance of Class A Common Stock upon conversion of the shares of Class B Common Stock or (iv) any issuances of Class A Common Stock or other equity awards under the Company's           Equity Incentive Plan.

Section 6.3            Notice of Adjustment.  Whenever the number of Warrant Shares into which a Warrant is exercisable is to be adjusted, or the Warrant Price is to be adjusted, in either case as herein provided, the Company shall compute the adjustment in accordance with Section 6.1, shall, promptly after such adjustment becomes effective, cause a notice of such adjustment or adjustments to be given to all Holders in accordance with Section 11.1(b) and shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the number of Warrant Shares into which each Warrant is exercisable after such adjustment, or the adjusted Warrant Price, as the case may be, and setting forth in brief a statement of the facts requiring such adjustment and the computation by which such adjustment was made.  As provided in Section 9.1, the Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours.

Section 6.4            Statement on Warrant Certificates.  Irrespective of any adjustment in the number or kind of shares into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares initially issuable pursuant to this Agreement.

Section 6.5            Fractional Interest.  The Company shall not issue fractional Warrant Shares on the exercise of Warrants.  If Warrant Certificates evidencing more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised.  If any fraction of a Warrant Share would, except for the provisions of this Section 6.5, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall, in lieu of issuing any fractional Warrant Shares, pay an amount in cash calculated by it to be equal to the then Current Market Price per Common Stock on the date of such exercise multiplied by such fraction computed to the nearest whole cent.  The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant Share or a stock certificate representing a fraction of a Warrant Share.

ARTICLE 7

LOSS OR MUTILATION

Upon (i) receipt by the Company and the Warrant Agent of an affidavit of non-receipt; and an open penalty bond of indemnity in a form and substance and from a surety company satisfactory to the Warrant Agent and (ii) surrender, in the case of mutilation, of the mutilated Warrant Certificate to the Warrant Agent and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants evidenced thereby have been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants.  At the written request of such registered Holder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and shall be deemed for purposes of Section 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (i) and (ii) of the preceding sentence were first satisfied.

Upon the issuance of any new Warrant Certificate under this Article 7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Every new Warrant Certificate executed and delivered pursuant to this Article 7 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Article 7 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

ARTICLE 8

RESERVATION AND AUTHORIZATION OF WARRANT SHARES

The Company shall at all times reserve and keep available, free from preemptive rights, solely for issue upon the exercise of Warrants as herein provided, such number of its authorized but unissued shares of Class A Common Stock deliverable upon the exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants.  The Company covenants that all Warrant Shares will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock are then listed.  The Company covenants that (i) all Warrant Shares that may be issued upon exercise of Warrants shall upon issuance be duly and validly authorized, issued and fully paid and nonassessable and free of preemptive or similar rights and (ii) the stock certificates issued to evidence any such Warrant Shares will comply with the Business Corporation Act of Liberia and any other applicable law.

The Company hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose.  The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent.  The Company will supply such transfer agents with duly executed stock certificates for such purposes.  Promptly after the date of expiration of all of the Warrants in accordance with Section 3.2(b), the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no Warrant Shares shall be reserved in respect of such Warrants.

ARTICLE 9

CONCERNING THE WARRANT AGENT

Section 9.1            Nature of Duties and Responsibilities Assumed.  The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement.  The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions set forth in this Agreement and in the Warrant Certificates or as the Company and the Warrant Agent may hereafter agree, by all of which the Company and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrant Certificates are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent.

The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant or (iv) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives.  The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Article 6 hereof with respect to the kind and amount of shares or other securities or any property issuable to Holders upon the exercise of Warrants required from time to time.  The Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same.  The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article 6 hereof, and it makes no representation with respect thereto.  The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article 6 hereof or to comply with any of the covenants of the Company contained in Article 10 hereof.

The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, offered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct.

The Warrant Agent is hereby authorized to accept and is protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions in any Company Order.

The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided that reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee.  The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity.  The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants.  The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or specifically set forth in the Warrant Certificates, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

Section 9.2            Right to Consult Counsel.  The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

Section 9.3            Compensation, Reimbursement and Indemnification.  The Company agrees to pay the Warrant Agent from time to time compensation for all fees and expenses relating to its services hereunder as the Company and the Warrant Agent may agree from time to time and to reimburse the Warrant Agent for reasonable expenses and disbursements, including reasonable counsel fees and expenses incurred in connection with the execution and administration of this Agreement.  The Company further agrees to indemnify the Warrant Agent for and save it harmless against any losses, liabilities or reasonable expenses arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable costs, legal fees and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent's own gross negligence, bad faith or willful misconduct.

Section 9.4            Warrant Agent May Hold Company Securities.  The Warrant Agent, any Countersigning Agent and any stockholder, director, officer or employee of the Warrant Agent or any Countersigning Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent or the Countersigning Agent, respectively, under this Agreement.  Nothing herein shall preclude the Warrant Agent or any Countersigning Agent from acting in any other capacity for the Company or for any other legal entity.

Section 9.5            Resignation and Removal; Appointment of Successor.  (a)  The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence or willful misconduct) after giving thirty (30) days' prior written notice to the Company.  The Company may remove the Warrant Agent upon thirty (30) days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid.  The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate of said notice of resignation or notice of removal, as the case may be.  Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent.  If the Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant Certificate, or the Warrant Agent, may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.  Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as Warrant Agent, and having a combined capital and surplus of not less than $                  .  The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority.  After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent.  Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent.  Failure to give any notice provided for in this Section 9.5(a), however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a new Warrant Agent, as the case may be.

(b)           Any corporation into which the Warrant Agent or any new Warrant Agent that be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 9.5(a).  Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate at such Holder's last address as shown on the Warrant Register.

Section 9.6            Appointment of Countersigning Agent.  (a)  The Warrant Agent may appoint a Countersigning Agent or Agents which shall be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates issued upon original issue and upon exchange, registration of transfer or pursuant to Article 2, and Warrant Certificates so countersigned shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.  Wherever reference is made in this Agreement to the countersignature and delivery of Warrant Certificates by the Warrant Agent or to Warrant Certificates countersigned by the Warrant Agent, such reference shall be deemed to include countersignature and delivery on behalf of the Warrant Agent by a Countersigning Agent and Warrant Certificates countersigned by a Countersigning Agent.  Each Countersigning Agent shall be acceptable to the Company and shall at the time of appointment be a corporation doing business under the laws of the United States of America or any State thereof in good standing, authorized under such laws to act as Countersigning Agent, and having a combined capital and surplus of not less than $                 .  The combined capital and surplus of any such new Countersigning Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Countersigning Agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority.

(b)           Any corporation into which a Countersigning Agent may be merged, or any corporation resulting from any consolidation to which such Countersigning Agent shall be a party, shall be a successor Countersigning Agent without any further act, provided that such corporation would be eligible for appointment as a new Countersigning Agent under the provisions of Section 9.6(a), without the execution or filing of any paper or any further act on the part of the Warrant Agent or the Countersigning Agent.  Any such successor Countersigning Agent shall promptly cause notice of its succession as Countersigning Agent to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate at such Holder's last address as shown on the Warrant Register.

(c)           A Countersigning Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Warrant Agent and to the Company.  The Warrant Agent may at any time terminate the agency of a Countersigning Agent by giving thirty (30) days' prior written notice thereof to such Countersigning Agent and to the Company.

(d)           The Warrant Agent agrees to pay to each Countersigning Agent from time to time reasonable compensation for its services under this Section, and the Warrant Agent shall be entitled to be reimbursed for such payments, subject to the provisions of Section 9.3.

(e)           Any Countersigning Agent shall have the same rights and immunities as those of the Warrant Agent set forth in Section 9.1.

ARTICLE 10

ADDITIONAL COVENANTS OF THE COMPANY

Section 10.1          Reports to Holders.  (a)  The Company agrees with each Holder, for so long as any Warrants remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to (a) make available on its website quarterly reports containing selected unaudited financial data for the first three quarters of each fiscal year within 60 days of the end of such fiscal quarter and an annual report containing audited financial statements for each fiscal year within 150 days of such fiscal year end and (b) to the extent not already available on the Company's website, make available, upon request of any Holder, to such Holder or beneficial owner of such Warrants in connection with any sale thereof and any prospective purchaser of such Warrants designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner, in order to permit resales of such Warrants pursuant to Rule 144.

(b)           The Company shall provide the Warrant Agent with a sufficient number of copies of all reports and other documents and information that the Warrant Agent may be required to deliver to the Holders of the Warrants under this Section 10.1.

Section 10.2          Compliance with Agreements.  The Company shall comply in all material respects with the terms and conditions of the Registration Rights Agreement and the Initial Purchaser Registration Rights Agreement.

Section 10.3          Maintenance of Office.    The Company hereby initially designates the office of the Warrant Agent at                                , or such other location as the Company may designate upon notice from the Warrant Agent as the office or agency for each such purpose.  In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Agency Office.

ARTICLE 11

NOTICES

Section 11.1          Notices Generally.  (a)  Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon; given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder shall be sufficient for every purpose hereunder if in writing (including telecopy communication) and telecopied or delivered by hand (including by courier service) as follows:

If to the Company, to it at:

with a copy to
Seward & Kissel LLP
One Battery Park Plaza
New York, New York  10004
Attention:  Gary Wolfe, Esq.
Facsimile:  (212) 480-8421

or

If to the Warrant Agent, to it at:

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a).

All such communications shall, when so telecopied or delivered by hand, be effective when telecopied with confirmation of receipt or received by the addressee, respectively.

Any Person that telecopies any communication hereunder to any Person shall, on the same date as such telecopy is transmitted, also send, by first class mail, postage prepaid and addressed to such Person as specified above, an original copy of the communication so transmitted.

(b)           Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

Section 11.2          Required Notices to Holders.  In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock for which an adjustment is required to be made pursuant to Article 6, (ii) to distribute to the holders of its Common Stock rights to subscribe for or to purchase any Additional Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock, (iv) to effect any transaction described in Section 6.1(j) or (v) to effect the liquidation, dissolution or winding up of the Company, then, and in each such case, the Company shall cause to be filed with the Warrant Agent and shall give to each Holder of a Warrant Certificate, in accordance with Section 11.1(b), a notice of such proposed action or event.   Such notice shall specify (x) the date on which a record is to be taken for the purposes of such dividend or distribution; and (y) the date on which such reclassification, transaction, event, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, transaction, event, liquidation, dissolution or winding up.  Such notice shall be given, in the case of any action covered by clause (i) or (ii) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or, in the case of any action covered by clauses (iii) through (v), at least twenty (20) days prior to the applicable effective or expiration date specified above or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, if applicable.

If at any time the Company shall cancel any of the proposed transactions for which notice has been given under this Section 11.2 prior to the consummation thereof, the Company shall give each Holder prompt notice of such cancellation in accordance with Section 11.1(b) hereof.

ARTICLE 12

APPLICABLE LAW

THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT LOCATED WITHIN THE CITY, COUNTY AND STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

ARTICLE 13

PERSONS BENEFITING

This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors and assigns and the Holders from time to time.  Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.  Each Holder agrees to all of the terms and provisions of this Agreement applicable thereto.

ARTICLE 14

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

ARTICLE 15

AMENDMENTS

The Company and the Warrant Agent may, without the consent or concurrence of the Holders, by supplemental agreement or otherwise, amend this Agreement for any of the following purposes:

(i) to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained;

(ii) to add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement;

(iii) to comply with any requirement of the SEC in connection with the registration of the Units, Warrants or Warrant Shares or in relation to the requirements of any securities exchange or interdealer quotation system on which the Units, Warrants or Warrant Shares are or are to be listed or quoted on; or

(iv) to make any other change that does not adversely affect the rights or interests of the Holders hereunder in any material respect.

This Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the Holders of a majority of the then outstanding Warrants.  Any such amendment shall be binding upon all Holders of Warrants.  Notwithstanding the foregoing, the consent of each Holder affected shall be required for any amendment pursuant to which the Warrant Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein).

The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery.  Upon execution and delivery of any amendment pursuant to this Article 15, such amendment shall be considered a part of this Agreement for all purposes and every Holder theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Holders, setting forth in general terms the substance of such amendment, in accordance with the provisions of Section 11.1(b).  Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

ARTICLE 16

INSPECTION

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the Corporate Agency Office of the Warrant Agent for inspection by the Holder of any Warrant Certificate.  The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

ARTICLE 17

SUCCESSOR TO THE COMPANY

So long as Warrants remain outstanding, the Company will not enter into any Non-Surviving Combination unless the acquirer shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 6.1(j).  Upon the consummation of such Non-Surviving Combination, the acquirer shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such acquirer had been named as the Company herein.

ARTICLE 18

ENTIRE AGREEMENT

This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

ARTICLE 19

HEADINGS

The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EXCEL MARITIME CARRIERS LTD.
By:
Name:
Title:

[WARRANT AGENT]

By:
Name:
Title:

EXHIBIT A

FORM OF WARRANT CERTIFICATE

NEITHER THIS SECURITY NOR THE WARRANT SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY AND THE WARRANT SHARES ISSUABLE UPON ITS EXERCISE IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR THE WARRANT SHARES ISSUABLE UPON ITS EXERCISE, PRIOR TO THE DATE WHICH IS [IN THE CASE OF RULE 144A SECURITIES:  TWO YEARS] [IN THE CASE OF REGULATION S SECURITIES:  ONE YEAR] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY, ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT THAT SUCH OFFER, SALE OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, "SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

THIS SECURITY (I) WAS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE SHARE OF THE COMPANY'S CLASS A COMMON STOCK AND ONE-FIFTH OF A WARRANT TO PURCHASE ONE SHARE OF THE COMPANY'S CLASS A COMMON STOCK.  PRIOR TO THE EARLIER TO OCCUR OF (1) THE CONSUMMATION OF AN EXCHANGE OFFER FOR THE UNITS OR, IF AN EXCHANGE OFFER IS NOT CONDUCTED, THE DATE A REGISTRATION STATEMENT COVERING THE RESALE OF UNITS, AND THE CLASS A COMMON STOCK AND WARRANTS FORMING COMPONENTS OF THE UNITS, AND THE WARRANT SHARES, BY THE HOLDERS THEREOF IS DECLARED EFFECTIVE BY THE SEC AND (2) SUCH DATE AS                                          IN ITS SOLE DISCRETION SHALL DETERMINE, THE CLASS A COMMON STOCK AND THE WARRANTS MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM EACH OTHER, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY AS A UNIT AND (II) CANNOT BE EXERCISED IN WHOLE OR IN PART UNTIL THE COMPANY'S COMPLETION OF A QUALIFIED IPO.

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing Warrants to Purchase
Common Stock, par value $.

EXCEL MARITIME CARRIERS LTD.

No.  CUSIP No. ___________

VOID AFTER 5:00 P.M., NEW YORK TIME,
ON                        , OR UPON EARLIER REDEMPTION

This certifies that ______________________ or registered assigns is the registered holder of ______________________________ warrants to purchase certain securities (each a "Warrant"). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Excel Maritime Carriers LTD., a Liberian corporation (the "Company"), one share of the Company's Common Stock (each, a "Share"), at the Exercise Price set forth below. The exercise price of each Warrant (the "Exercise Price") shall be $              initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the "Exercise Period") commencing on the Company's Completion (as defined below) of a Qualified IPO (as defined below) and ending at 5:00 P.M., New York time, on                     (the "Expiration Date"). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the "Exercise Date") to                    (the "Warrant Agent", which term includes any successor warrant agent under the Warrant Agreement described below) at its stock transfer division at _____________________, (i) this Warrant Certificate and the Warrants to be exercised (the "Book-Entry Warrants") free on the records of The Depository Trust Company (the "Depository") to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to exercise ("Notice of Exercise"), properly executed by the holder hereof attached hereto as Exhibit 1 properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the "Participant"), and substantially in the form included on the reverse of hereof.

If any of (a) this Warrant Certificate or the Book-Entry Warrants, or (b) the Notice of Exercise is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable.  The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

"Business Day" means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which the New York Stock Exchange in New York, New York is not open.

"Qualified IPO" shall mean any public offering of the Company's Class A Common Stock that raises at least $               in gross proceeds for the Company.

"Completion" shall mean such time as the sale of the number of firm shares stated in the final prospectus related to a Qualified IPO is consummated.

"Consummation of an Exchange Offer" shall mean the consummation of an offer by the Company to exchange and issue a number of registered Units, registered shares of Class A Common Stock, registered Warrants and, if permitted, registered Warrant Shares (registered pursuant to an effective registration statement filed with the Securities Exchange Commission under the Securities Act) equal to number of securities tendered in connection with such exchange and issuance.

Warrants may be exercised only in whole numbers of Warrants. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2.2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of                   (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder's right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Warrants for which this Warrant is exercisable shall be subject to adjustment as provided pursuant to Section 6.1 of the Warrant Agreement.

Prior to the Separation Date, the Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the Shares to which such Warrants are attached (together, the "Units"), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Units. Additionally, prior to the Separation Date, each transfer of such Units on the register of the Units shall operate also to transfer the Warrants included in such Units. From and after the Separation Date, the provisions of the two preceding sentences shall be of no further force and effect. Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 2.2 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or, subject to Article V of the Warrant Agreement, payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of    , 20__

EXCEL MARITIME CARRIERS LTD.

By:
Authorized Officer

as Warrant Agent

By:
Authorized Officer

Notice of Exercise

To: Excel Maritime Carriers LTD.

The undersigned hereby irrevocably elects to exercise, on                                      ,   (the "Exercise Date"),               Warrants, evidenced by this Warrant Certificate.

_____  The undersigned elects to pay the Warrant Price in cash pursuant to the cash exercise provisions of Section 3.2(c) and herewith delivers payment of the Warrant Price.

Dated:                          ,

Name__________________                                                        (Please Print)

/    /    /    / - /    /    /- /    /    /    /    /
(Insert Social Security
or Other Identifying
Number of Holder)                                                                           Address________________

Signature___________

EXHIBIT B-1

FORM OF TRANSFER CERTIFICATE
FOR EXCHANGE OR TRANSFER FROM RULE 144A CERTIFICATE
TO REGULATION S CERTIFICATE
PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD

[Warrant Agent]
Attention:  Corporate Actions

Re:	Excel Maritime Carriers LTD. Warrant to Purchase Common Stock

Reference is hereby made to the Warrant Agreement, dated as of        (the "Warrant Agreement"), between Excel Maritime Carriers LTD. (the "Company") and              , as warrant agent.  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Warrant Agreement.

This Certificate relates to                      principal amount of Certificates represented by a beneficial interest in the Rule 144A Global Certificate (CUSIP No. __________) held with the The Depository Trust Company (the "Depositary") by or on behalf of                               as beneficial owner (the "Transferor"). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Certificate (CUSIP (CINS) No. __________) to be held (ISIN Code __________) (Common Code •) through the Depositary.

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Certificates and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

(1)	the Transferor is not a distributor of the Certificates, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(2)	the offer of the Certificates was not made to a person in the United States;

(3)	either:	(A)
at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)
the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(4)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(5)
if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Certificates covered by this transfer certificate then the requirements of Rule 904(c)(1) have been satisfied;

(6)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(7)	upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser of such Certificates being exchanged or transferred.

[Insert Name of Transferor]

By:      _____________________________________
Name:
Title:

Dated:  __________________

cc:  Excel Maritime Carriers LTD.

EXHIBIT B-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OR EXCHANGE FROM RULE 144A CERTIFICATE
TO REGULATION S CERTIFICATE AFTER THE
EXPIRATION OF THE RESTRICTED PERIOD

[Warrant Agent]
Attention:  Corporate Actions

Re:	Excel Maritime Carriers LTD. Warrant to Purchase Common Stock

Reference is hereby made to the Warrant Agreement, dated as of            (the "Warrant Agreement"), between Excel Maritime Carriers LTD. (the "Company") and            , as warrant agent.  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Warrant Agreement.

This Certificate relates to                                  principal amount of Certificates represented by a beneficial interest in the Rule 144A Global Certificate (CUSIP No. ______) held with The Depository Trust Company (the "Depositary") by or on behalf of                         as beneficial owner (the "Transferor").  The Transferor has requested an exchange or transfer of its interest for an interest in the Regulation S Global Certificate (CUSIP (CINS) No. _________) to be held (ISIN Code ________) (Common Code ____) through the Depositary.

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Certificates and that, with respect to transfers made in reliance on Regulation S under the Securities Act, pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby further certify that:

(1)	(A)	the offer of the Certificates was not made to a person in the United States;

(B)	either:

(i)  at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii) the transaction was executed in, on or through the facilities of a designated offshore Securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(C)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or

(2)	With respect to transfers made in reliance on Rule 144 under the Securities Act, the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser of such Certificates being exchanged or transferred.

[Insert Name of Transferor]

By:      _____________________________________
Name:
Title:

Dated:  __________________

cc:  Excel Maritime Carriers LTD.

EXHIBIT B-3
FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR
EXCHANGE FROM REGULATION S CERTIFICATE
TO RULE 144A CERTIFICATE AFTER THE EXPIRATION
OF THE RESTRICTED PERIOD

[Warrant Agent]
Attention:  Corporate Actions

Re:	Excel Maritime Carriers LTD. Warrant to Purchase Common Stock

Reference is hereby made to the Warrant Agreement, dated as of          (the "Warrant Agreement"), between Excel Maritime Carriers, LTD.  (the "Company") and                                                 , as warrant agent.  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Warrant Agreement.

This Certificate relates to                            principal amount of Certificates which are held in the form of the Regulation S Certificate (CUSIP No. _______) (ISIN Code _______) (Common Code _______) through the Depositary by or on behalf of transferor as beneficial owner (the "Transferor").  The Transferor has requested an exchange or transfer of its interest in the Certificates for an interest in the Rule 144A Certificate (CUSIP No. ________).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Declaration of Trust and pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser of the Certificates being transferred.

[Insert Name of Transferor]

By:_________________________________
Name:
Title:

Dated: _______________________

cc:  Excel Maritime Carriers LTD.

EXHIBIT C

FORM OF LEGAL OPINION ON TRANSFER

_________________ ____, 20___

[Warrant Agent]
Attention:  Corporate Actions

Re:           Excel Maritime Carriers LTD. Warrants to Purchase Common Stock

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the sale by ______________ (the "Transferor") to ________________________ (the "Purchaser") of Warrants to purchase Common Stock exercisable for an aggregate of ________ shares of Class A Common Stock, par value $            per share ("Class A Common Stock"), of Excel Maritime Carriers LTD. (the "Warrants").

We have examined such documents and records as we have deemed appropriate.  In our examination of the foregoing, we have assumed the authenticity of all documents, the genuineness of all signatures and the due authorization, execution and delivery of the aforementioned by each of the parties thereto.  We have further assumed the accuracy of the representations contained in the Transferee Certificate executed and delivered by the Purchaser in connection with its purchase of the Warrants made by the parties executing such document.  We have also assumed that the sale of the Warrants to the Transferor was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

Based on the foregoing, we are of the opinion that the sale to the Purchaser of the Warrants does not require registration of such Warrants or the Class A Common Stock issuable upon exercise thereof under the Securities Act.

Very truly yours,

SK 02545 0001 1127641

C-1